UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019 (February 11, 2019)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Program
On February 11, 2019, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”), based on the recommendation of the Human Resources Committee (the “Committee”) of the Board, approved the 2019 Long-Term Incentive Program (the “Program”) for performance shares to be awarded to 95 participants, including all of the executive officers, under the NorthWestern Corporation Amended and Restated Equity Compensation Plan (the “Equity Compensation Plan”). Robert C. Rowe, a Board member and our president and chief executive officer, abstains on all employee compensation-related decisions of the Board and abstained on the Board's decision to approve the Program.
Pursuant to the Program, each participant (including each executive) will receive a targeted number of performance units based upon a percentage of the participant's salary divided by the grant date fair value of the Company's common stock, which uses the closing stock price on the grant date, less the present value of expected dividends). Each award also is governed by the terms of the Form of NorthWestern Corporation Performance Unit Award Agreement (the “Award Agreement”) and the Equity Compensation Plan.
The long-term incentive target opportunities for the 2019 LTIP, expressed as a percentage of base compensation, for the Company's principal executive officer, principal financial officer and the other named executive officers in the Company's 2018 Proxy Statement are as follows:

Individual	Title	Long-Term Incentive Target Opportunity
Robert C. Rowe	President & Chief Executive Officer	200%
Brian B. Bird	Chief Financial Officer	100%
Heather H. Grahame	General Counsel and Vice President - Regulatory and Federal Government Affairs	90%
Curtis T. Pohl	Vice President - Distribution	60%
Bobbi L. Schroeppel	Vice President - Customer Care, Communications and Human Resources	50%
Payment of the performance units to each participant, including each executive, is conditioned on the maintenance of investment grade ratings for the Company during the performance period and the attainment of certain performance measures established by the Committee. The performance measures are weighted as follows: 50 percent to a matrix composed of the three-year average of return on average equity and earnings per share growth, and 50 percent to relative total shareholder return as measured against total shareholder return for the members of the Company's peer group. Such performance measures could result in payment of an award ranging from 0 to 200 percent of a participant's target. However, if total shareholder return is negative, then the payout for the total shareholder return component is limited to 100 percent.
Payment of the performance units also generally is contingent upon the participant remaining in the continuous employ of the Company through the end of the performance period; however, acceleration can occur upon the death or disability of the participant or a change of control of the Company. The Committee will have the discretion to include or exclude the impact of specified unusual or extraordinary events from the calculation of the performance measures. Payout of the earned and vested performance units will be made in shares of common stock of the Company, with one performance unit vested and earned equal to one share of the Company's common stock; however, upon a change of control, awards either will be deemed vested and satisfied at 100 percent of target or will be paid out in cash. Eligible participants will be able to elect to defer receipt of all or any portion of any earned performance units.
For further information regarding the Award Agreement, see the copy of the Award Agreement that is filed as Exhibit 99.1 hereto and incorporated herein by reference. For further information regarding the Equity Compensation Plan, see Appendix A to NorthWestern Corporation's Proxy Statement for the 2014 Annual Meeting of Shareholders filed on March 7, 2014, Commission File No. 1-10499, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
99.1*	Form of 2019 LTIP Award Agreement

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: February 15, 2019